Exhibit 5.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

February 14, 2019

Genius Brands International, Inc.

8383 Wilshire Blvd., Suite 412

Beverly Hills, CA 90211

Ladies and Gentlemen:

We have acted as legal counsel to Genius Brands International, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Prospectus Supplement, dated February 14, 2019 (the “Prospectus Supplement”), to a Registration Statement (File No. 333-214805) on Form S-3 (the “Registration Statement”), filed by the Company with the Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Prospectus Supplement relates to the sale of 945,894 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share, (the “Common Stock”), and warrants (the “Registered Warrants”) to purchase 945,894 shares (the “Registered Warrant Shares”) of the Company’s Common Stock, pursuant to a Securities Purchase Agreement, dated February 14, 2019, between the Company and the purchasers named therein (the “Purchase Agreement”). The Purchase Agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the Registration Statement. This opinion is being rendered in connection with the filing of the Prospectus Supplement with the Commission. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company’s Articles of Incorporation, as amended, and Bylaws, both as currently in effect; the minutes of all pertinent meetings of the directors of the Company relating to the Registration Statement, the prospectus contained in the Registration Statement, the Prospectus Supplement, the Purchase Agreement and the transactions contemplated thereby; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; the Registration Statement and the exhibits thereto; the prospectus contained in the Registration Statement; the Prospectus Supplement; and the Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Our opinion is limited to the United States federal laws and the state laws of Nevada and, as to the Registered Warrants constituting valid and binding obligations of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation. For purposes of this opinion, and without independent investigation, we have assumed that the laws of the state of Nevada are the same as the laws of the state of New York, and we express no opinion as to whether such assumption is correct. No opinion is expressed herein with respect to the qualification of the Shares, the Registered Warrants or the Registered Warrant Shares issuable from time to time upon exercise of the Registered Warrants under the securities or blue sky laws of any state or any foreign jurisdiction.

With regard to our opinion concerning the Registered Warrants constituting valid and binding obligations of the Company:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

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Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

(i) Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii) Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii) We express no opinion as to any provision of the Registered Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, or (f) provides that provisions of the Registered Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv) We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Registered Warrants.

With respect to the Registered Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Registered Warrant Shares, of the Company and/or adjustments to outstanding securities, including the Registered Warrants, of the Company may cause the Registered Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Registered Warrants) will not be adjusted to an amount below the par value per share of the Common Stock.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Purchase Agreement and the Prospectus Supplement, will be validly issued, fully paid and non-assessable, (ii) provided that the Registered Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Registered Warrants, when sold and issued as contemplated in the Purchase Agreement and the Prospectus Supplement, will be valid and binding obligations of the Company and (iii) the Registered Warrant Shares underlying the Registered Warrants, when issued and paid for in accordance with the terms of the Registered Warrants, will be validly issued, fully paid and non-assessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

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Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

We understand that you wish to file this opinion with the Commission as an exhibit to a Current Report on Form 8-K and the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus Supplement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Boston | London | Los Angeles | New York | San Diego | San Francisco | Stamford | Washington

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